Version June 2017

Canadian Imperial Bank of Commerce 1006-2540 Daniel-Johnson Blvd. Laval, Quebec, Canada H7T 2S3 Office; (450) 687-6048 Fax; (450) 687-0484

May 15, 2018

Les Systèmes d’Écran Strong/MDI Inc.

Strong/MDI Screen Systems Inc.

1440 rue Raoul-Charette

Joliette, Quebec

Canada

J6E 8S7

Attention:

Mr. D. Kyle Cerminara, Chairman and Chief Executive Officer

Mr. Ray F. Boegner, President

Mr. Lance V. Schulz, Senior Vice-President, Chief Financial Officer & Treasurer

Mr. Ryan Turner, Vice-President of Strategic Investments, Ballantyne Strong Inc.

Dear Sirs :

We are pleased to establish the following credit facilities. Each credit offered is referred to as a “Facility”.

A - Revolving Line of Credit Facility

Credit Limit:	CDN $3,500,000.

Purpose:	This revolving line of credit is to be used for: Day to day operating requirements under Business Operating Account # 01081 / 88-03218.

Description:	A revolving demand credit. Principal that is borrowed and repaid may be re-borrowed up to the above Credit Limit.

Rate:	Prime Rate plus 0.00 % per annum.

Repayment:	On demand.

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Borrowing Base Requirement:	The total amount available under this Facility shall be calculated as the lesser of:

a)	The Credit Limit noted above; and

b)	The sum of:

i.	80% of Eligible Account Receivable Value which includes all Account Receivable domestic and foreign, plus,

ii.	50% of Eligible Inventory Value (Raw materials and Finished goods) subject to an inventory cap of 1,000,000 $, less,

iii.	Prior Ranking Claims.

B - Instalment Loan Facility

Loan Amount: (rounded to the nearest dollar)	CDN $ 6,000,000

Purpose:	This Facility is to be used for: Loan # 01081/8581053 required to finance building located at 1440 rue Raoul-Charette, Joliette, Quebec, Canada. First disbursement of $3,500,000 done on April 24, 2018. $3,000,000 left to disburse as per client request.

Description	A non-revolving Demand Instalment Loan. Principal that is repaid is not available to be re-borrowed.

Rate:	Prime Rate plus 0.50% per annum.

Last Regular Scheduled Payment Date:	April 24, 2038 if the loan is disbursed in full.

Repayment:	On demand. Until demand, this Facility is repayable as follows:

240 regular monthly payments of CDN $25,000.00 each, plus accrued interest payable monthly.

The first / next regular instalment payment is due on May 24, 2018 and the last regular instalment payment plus any outstanding principal and interest and any other amount due but unpaid with respect to this Facility are due on the Last Regular Scheduled Payment Date.

You may only prepay this Facility in accordance with Schedule A.

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C - Instalment Loan Facility

Loan Amount: (rounded to the nearest dollar)	CDN$ 500,000.

Purpose:	This Facility is to be used for: Loan # 01081/8581150 required to finance equipment. $500,000 left to disburse as per client request.

Description	A non-revolving Demand Instalment Loan. Principal that is repaid is not available to be re-borrowed.

Rate:	Prime Rate plus 0.50 % per annum.

Last Regular Scheduled Payment Date:	60 months from the date of the first regular payment date.

Repayment:	On demand. Until demand, this Facility is repayable as follows:

60 regular monthly payments of CDN$ 8,333.33 each, plus accrued interest payable monthly commencing 30 days after the date of advance (or the final date of advance, in the case of multiple draws under this Facility) of this Demand Instalment Loan, and until such time, accrued interest is payable monthly.

You may only prepay this Facility in accordance with Schedule A.

D - Business Credit Card Facility

Credit Limit:	CDN$ 50,000

Purpose:	Purchase and payment of goods and services.

Repayment:	On demand in accordance with the CIBC Business Credit Card Agreement (Business Liability)

Documentation:	CIBC Business Credit Card Agreement (Business Liability)

Security

The following security is required:

Movable Hypothec-Enterprise:	First ranking movable hypothec for a principal amount of CDN$ 6,000,000:

(a)	On all your present and future movable property, including all claims, inventory, equipment, incorporeal rights (including intellectual property) and securities.

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Immovable Hypothec — Commercial :	First ranking immovable hypothec in the principal amount of CDN $6,000,000 over the immovable property situated at 1440 rue Raoul-Charette, Joliette, Quebec, Canada with supporting resolution, plus appropriate confirmation of hypothec of fire and other perils insurance, with loss payable to CIBC as first payee.

Other Security:	●	An acknowledged hypothec and assignment of adequate fire and other perils insurance on equipment and inventory of the Borrower that are subject to CIBC’s security, with loss payable to CIBC as first payee.

Financial Covenants

You will maintain and respect the following ratios and other covenants:

Total Liabilities to Effective Equity Ratio:	2.00 to 1.0 or less. This will be monitored on a quarterly basis.

Current Ratio:	1.50 to 1.0 or more. This will be monitored on a quarterly basis.

Minimum Effective Equity:	CDN $8,000,000 or more. This will be monitored on a quarterly basis.

Conditions:	The covenants above are to be calculated as follows:

●	On an unconsolidated basis

Reporting Requirements

The following reporting is required to be provided to us.

(a)	Review Engagement annual financial statements signed by your officer, within 120 days after the end of each fiscal year, on an unconsolidated basis.

(b)	Audited annual financial statements signed by your officer for Ballantyne Strong Inc., within 120 days after the end of each fiscal year, on a consolidated basis.

(c)	Monthly certificate signed by your officer, including an aged Accounts Receivable Listing, an Inventory Declaration, an aged Payable Listing along with a list of any advances or priority payables within 20 day(s) of the end of each month.

(d)	An annual budget for your next fiscal year, including quarterly projected income statement within 120 days after the end of each fiscal year end, on an unconsolidated basis.

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(e)	Internally Generated quarterly interim financial statements signed by your officer, within 30 days after the end of each fiscal quarter-end for Strong/MDI Screens Systems Inc, on an unconsolidated basis.

(f)	Confirmation of insurance in a form satisfactory to us, as required under your Facilities, from the insurance broker of Les Systèmes d’Écran Strong/MDI Inc. prior to any advance under a Facility if required, and thereafter, within 120 days after the renewal of each insurance policy.

Fees

These fees are in addition to fees, costs or expenses described in Schedule A Standard Credit Terms.

Loan Administration Fee:	CDN $125 per month payable in arrears. This fee will be charged for each month the Facility is available, even if you do not use, or maintain a balance in, the Facility.

Annual Fee:	CDN $7,500.

Amendment Fee:	CDN $500 payable on the date you sign such amendment.

Other Provisions

Currency and Interest Rate Risk Management:	You may, from time to time, enter into derivative transactions with CIBC to manage currency or interest rate risk associated with Credits under this letter agreement. Derivative transactions shall be governed by separate documentation entered into with CIBC which may include, without limitation, an International Swaps and Derivatives Association (“ISDA”) master agreement. Notwithstanding the agreed-upon terms of the derivative transactions, you agree and acknowledge that the terms of the Credits are independent of the terms of the derivative transactions. CIBC reserves the right to review and amend the terms and conditions of the related loan or Facility, including without limitation amending interest spreads on Prime Rate or US Base Rate at any time and from time to time in accordance with the terms of this Letter. You further agree and acknowledge that security provided under the terms of this Letter that secures all of your present and future indebtedness and liabilities shall secure your indebtedness owing to each of CIBC and CIBC’s affiliates under any Facility-related derivative transactions, in addition to any security required under ISDA or other documentation.

Schedule A:	The attached Schedule A, which contains certain additional provisions applicable to the Facilities other than the Business Credit Card Facility and certain definitions, forms part of this Letter.

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Schedule B :	The attached Schedule B, which contains certain additional provisions applicable to the Business Credit Card Facility and certain definitions, forms part of this Letter.

Repayment:	All amounts under any Facility are repayable immediately on demand by us unless otherwise indicated. We may terminate any Facility in whole or in part at any time.

Replacements:	This Letter supersedes and replaces all prior discussions, letters and agreements (if any) describing the terms and conditions of Facilities contained in this Letter. This Letter does not however operate as a novation of any Facility previously granted. CIBC retains all of its rights in respect of any Security that has been granted to secure your obligations with respect to the Facilities.

English Language:	The parties confirm their express wish that this Letter and all documents related thereto be drawn up in English. Les parties confirment leur volonté expresse de voir le présent contrat et tous les documents s’y rattachant être rédigés en anglais.

Please indicate that you have read and accept the foregoing terms and conditions (including the terms and conditions in any Schedule attached to this Letter) by signing the enclosed duplicate copy of this Letter.

If we have not received a duly executed copy of this Letter and you have not fulfilled all the conditions required for us to advance funds under the Facilities indicated in this Letter by June 30, 2017, we may in our sole discretion and without notice to you, cancel all of the Facilities listed in this Letter and we will be under no further obligation to advance any funds to you under this Letter.

We would like to take this opportunity to thank you for choosing CIBC. We look forward to assisting you and your business with any future financial needs you may have.

Yours truly,

CANADIAN IMPERIAL BANK OF COMMERCE

/s/ Denis Lemire
Signature
Name:	Denis Lemire
Title:	Senior Manager & Team Leader, Commercial Banking

/s/ Marco Folini
Signature
Name:	Marco Folini
Title:	Senior Manager & Team Leader, Commercial Banking

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Accepted this 22nd day of May 2018.

Les Systèmes d’Écran Strong/MDI Inc. Strong/MDI Screen Systems Inc.

/s/ Francois Barrette
Signature
Name:	François Barrette
Title:	General Manager

/s/ Francois Lachambre
Signature
Name:	François Lachambre
Title:	Controller

Acknowledged this 22nd day of May 2018.

Ballantyne Strong Inc.

/s/ D. Kyle Cerminara
Signature
Name:	D. Kyle Cerminara
Title:	Chairman & Chief Executive Officer

/s/ Lance V. Schulz
Signature
Name:	Lance V. Schulz
Title:	Senior Vice-President, Chief Financial Officer & Treasurer

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